F23


                            EASTERN GENERAL INSURANCE COMPANY LIMITED

                                  FIRE INSURANCE REVENUE ACCOUNT
                              For the period ended 31st December 1997
                                        (In US Dollars)


Commission                                          Premium less reinsurances
40% of net premium             3,101,536            50% net retention of
                                                    gross premium      7,753,842

Expenses of management
40% of net premium             3,101,536

Reserve for unexpired risks
being 40% of the premium
income of the year             3,101,536


Balance                                                              1,550,766
                              __________                             _________
                               9,304,608                             9,304,608

Gross Premium                 15,507,684





MUNIFF ZIAUDDIN & CO    Commander H. Aftab    Mrs. R. Husain        Faisal Aftab
Chartered Accountants        CHAIRMAN        MANAGING DIRECTOR       DIRECTOR
                                                                 & VICE CHAIRMAN


Karachi: April 27, 1998


CORPORATE SEAL


/S/ Commander H. Aftab
          CHAIRMAN